Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-199741 on Form S-1 of our report dated October 31, 2014 relating to the financial statement of Midwest Cable, Inc. appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

December 23, 2014